Exhibit No. 99.1

NEWS RELEASE

EASTERN VIRGINIA BANKSHARES, INC.

                For Immediate Release

Contact:	Joe A. Shearin
President and CEO
(804) 443-8450
Joe.shearin@bankevb.com

Ron Blevins
Chief Financial Officer
(804) 443-8423
Ron.blevins@bankevb.com

DATE:	November 9, 2009

Eastern Virginia Bankshares, Inc. and First Capital Bancorp, Inc.

Mutually Agree to Terminate Merger Agreement

November 9, 2009, Tappahannock, Virginia. Eastern Virginia Bankshares, Inc. (the “Company”) (Nasdaq symbol: EVBS, the bank holding company for EVB), announced today the Company and First Capital Bancorp, Inc., mutually agreed to terminate the definitive merger agreement signed on April 3, 2009, due to the current regulatory environment. Shareholders from both companies had previously approved the transaction.

In a joint statement, Joe Shearin, President and CEO of EVBS, and John Presley, Managing Director and CEO of FCVA, stated, “We believed on April 3rd of this year that the combination of these two good banks to make a great bank was in the best interest of our customers, shareholders, employees, and our communities. We still believe that today. However, the current economic and regulatory environment is such that obtaining regulatory approval has taken much longer than we ever anticipated and has reached a point, we believe, that continuing to wait for this approval is not in the best interest of either company.”

“Our Board of Directors and employees have the utmost respect for First Capital and hold the company and their management team in high esteem. While a great deal of time and energy have been directed towards the integration of these two companies,

EVB has remained steadfast in focusing on critical areas relevant to the health and vitality of our company. Our core deposits are trending upward, we continue to lower and effectively manage our costs of funds, and the balance sheet is poised for future long-term success,” stated Shearin.

“These are, undoubtedly, challenging times for all banks. However, the board and management team of Eastern Virginia Bankshares are dedicated to and optimistic about moving our company forward,” said Randy Cook, Chairman of the Board.

Eastern Virginia Bankshares, the parent company for EVB, operates 25 retail branches located in the counties of Caroline, Essex, Gloucester, Hanover, Henrico, King William, Lancaster, Middlesex, New Kent, Northumberland, Southampton, Surry and Sussex and the City of Colonial Heights. The Company’s stock trades on the NASDAQ Global Market System under the symbol EVBS.

Forward-Looking Statements

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are generally identified by phrases such as “the Company expects,” “the Company believes” or words of similar import. Such forward-looking statements involve known and unknown risks including, but not limited to:

•

changes in the quality or composition of our loan or investment portfolios, including adverse developments in borrower industries, decline in real estate values in our markets, or in the repayment ability of individual borrowers or issuers;

•	the strength of the economy in our target market area, as well as general economic, market, or business conditions;
•	changes in the interest rates affecting our deposits and our loans;
•	an insufficient allowance for loan losses as a result of inaccurate assumptions;
•	the loss of any of our key employees;
•

changes in our competitive position, competitive actions by other financial institutions and the competitive nature of the financial services industry and our ability to compete effectively against other financial institutions in our banking markets;

•	our ability to manage growth;
•	our potential growth, including our entrance or expansion into new markets, the opportunities that may be presented to and pursued by us and the need for sufficient capital to support that growth;
•	our ability to assess and manage our asset quality;
•	changes in government monetary policy, interest rates, deposit flow, the cost of funds, and demand for loan products and financial services;
•	our ability to maintain internal control over financial reporting;
•	our ability to raise capital as needed by our business;
•

our reliance on secondary sources, such as Federal Home Loan Bank advances, sales of securities and loans, federal funds lines of credit from correspondent banks and out-of-market time deposits, to meet our liquidity needs;

•	changes in laws, regulations and the policies of federal or state regulators and agencies; and
•	other circumstances, many of which are beyond our control.

Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.